Exhibit 10.4

TRANSACTION FEE AGREEMENT

TRANSACTION FEE AGREEMENT, dated as of March 22, 2013 (this “Agreement”), by and among MCGRAW-HILL GLOBAL EDUCATION HOLDINGS, LLC, a Delaware limited liability company (the “Company”), and APOLLO GLOBAL SECURITIES, LLC, a Delaware limited liability company (“Apollo”).

RECITALS

WHEREAS, Apollo has expertise in the areas of finance, strategy, investment, acquisitions and other matters relating to the Company, its direct and indirect divisions and subsidiaries, parent entities and controlled affiliates (collectively, the “Company Group”) and their businesses;

WHEREAS, the Company has availed itself of Apollo’s expertise related to the business and affairs of the Company Group and the review and analysis of certain financial and other transactions; and

WHEREAS, the Company agrees that it is in its best interest to enter into this Agreement whereby, for the consideration specified herein, Apollo has provided and shall provide the services identified herein as an independent consultant to the Company Group.

NOW, THEREFORE, in consideration of the foregoing, and the mutual agreements and covenants set forth herein and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

Section 1.	Retention of Apollo.

This letter serves to confirm the retention by the Company of Apollo to provide structuring and financial services to the Company upon the terms and conditions set forth in this Agreement.

Section 2.	Term.

This Agreement shall commence on, and shall be effective from, the date hereof and shall terminate upon the Termination Date (as defined in the Management Fee Agreement, dated as of March 22, 2013, by and among the Company and Apollo Management VII, L.P.); provided, that the obligations of the Company Group pursuant to Sections 3, 4(c), 4(d), and 5 and the provisions of Section 7 through Section 15 shall survive any termination of this Agreement.

Section 3.	Transaction Services.

(a) The Company acknowledges and agrees that Apollo has (i) structured the acquisition and the other transactions contemplated by the Purchase and Sale Agreement, dated as of November 26, 2012, by and between the Company, The McGraw-Hill Companies, Inc., the Sellers (as defined therein) and McGraw-Hill Education LLC (as may be amended from time to time, the “Purchase Agreement”), (ii) arranged for financing in connection with the transactions contemplated by the Purchase Agreement, including bank financing and a high yield debt offering (the “Acquisition Financing”) and (iii) provided other services in connection with the transactions contemplated by the Purchase Agreement and the Acquisition Financing.

(b) The Company acknowledges and agrees that it may, pursuant to Section 6 hereof, engage Apollo to provide investment banking, financing or other financial advisory serves in connection with an Additional Transaction (as defined below) after the date hereof.

(c) Apollo shall perform all services to be provided hereunder as an independent contractor to the Company Group and not as an employee, agent or representative of any member of the Company Group. Apollo shall have no authority to act for or to bind any member of the Company Group while acting in its capacity as an advisor to the Company Group under this Agreement without the Company’s prior written consent.

(d) This Agreement shall in no way prohibit Apollo, its Affiliates, or any of its or its Affiliates’ current or former limited partners, general partners, directors, members, officers, managers, employees, agents, advisors or representatives from engaging in other activities or performing services for its or their own account or for the account of others, including for any Person that may be in competition with any business of any member of the Company Group.

(e) Any advice or opinions provided by Apollo may not be disclosed or referred to publicly or to any third party (other than Holding’s, the Company’s or any of their affiliates’ legal, tax, financial or other advisors), except in accordance with Apollo’s prior written consent.

Section 4.	Compensation.

(a) As consideration for services rendered as set forth in Section 2(a), the Company agrees to pay to Apollo a nonrefundable fee of $25,000,000 (the “Transaction Fee”), which shall be earned and payable in full upon the Company’s acquisition of McGraw-Hill Education (the “Closing Date”).

(b) Upon presentation by Apollo to the Company of such documentation as may be reasonably requested by the Company, the Company shall reimburse Apollo for all out-of-pocket expenses, including legal fees and expenses, and other disbursements incurred by Apollo, its Affiliates, or any of its or its Affiliates’ limited partners, general partners, directors, members, officers, managers, employees, agents, advisors or representatives in the performance of Apollo’s obligations hereunder, whether incurred on or prior to the date hereof, including out-of-pocket expenses incurred in connection with the Acquisition Financing or the Purchase Agreement and each of the documents referred to therein, contemplated thereby or executed in connection therewith.

(c) Nothing in this Agreement shall have the effect of prohibiting Apollo, its Affiliates or any of its or its Affiliates’ limited partners, general partners, directors, members, officers, managers, employees, agents, advisors or representatives from receiving from the Company or any other member of the Company Group, any other fees.

(d) All amounts payable to Apollo hereunder (including the Transaction Fee) shall be paid in cash and in U.S. dollars by wire transfer in same-day funds to the bank account designated by Apollo.

Section 5.	Indemnification; Limitation on Damages.

(a) The Company shall indemnify and hold harmless Apollo, its Affiliates, or any of its or its Affiliates’ limited partners, general partners, directors, members, officers, managers, employees, agents, advisors (each such Person being an “Indemnified Party”) from and against any and all losses, claims, damages and liabilities, including in connection with seeking indemnification and, whether joint or several (the “Liabilities”), related to, arising out of or in connection with the services contemplated by this Agreement or the engagement of Apollo pursuant to, and the performance by Apollo of the services contemplated by, this Agreement, whether or not pending or threatened, whether or not an Indemnified Party is a party, whether or not resulting in any liability and whether or not such action, claim, suit, investigation or proceeding is initiated or brought by any member of the Company Group. The Company shall reimburse any Indemnified Party for all costs, fees and expenses (including attorneys’ fees and expenses) as they are incurred in connection with investigating, preparing, pursuing, defending or assisting in the defense of any action, claim, suit, investigation or proceeding for which the Indemnified Party would be entitled to indemnification under the terms of the previous sentence, or any action or proceeding arising therefrom, whether or not such Indemnified Party is a party thereto. The Company shall not be liable under the foregoing indemnification provisions with respect to any Liability of an Indemnified Party to the extent that such is determined by a court of competent jurisdiction, in a final judgment from which no further appeal may be taken, to have resulted primarily from the willful misconduct of such Indemnified Party. The attorneys’ fees and other expenses of an Indemnified Party shall be paid by the Company as they are incurred upon receipt, in each case, of an undertaking by or on behalf of the Indemnified Party to repay such amounts if it is finally judicially determined that the Liabilities in question resulted primarily from the willful misconduct of such Indemnified Party.

(b) The Company Group’s sole remedy against Apollo for breach of this Agreement shall be to offset any fees otherwise payable to Apollo by the amount of any Liabilities arising out of or relating to this Agreement or the services to be rendered hereunder, it being understood that any recovery shall be limited to actual damages, and no special, consequential, indirect, or punitive damages shall be allowed. No Indemnified Person shall be liable to the Company Group (i) for any breach hereunder by another Indemnified Person or (ii) for any breach by it, unless such breach constitutes fraud or willful misconduct as determined in a final judgment of a court of competent jurisdiction from which no appeal can be made.

Section 6.	Other Services.

If the Company or any other member of the Company Group shall determine that it is advisable for any such entity to hire a financial advisor, consultant, investment banker or any similar agent in connection with any merger, acquisition, disposition, recapitalization, divestiture, sale of assets, joint venture, issuance of securities (whether equity, equity-linked, debt or otherwise), financing or any similar transaction (any of the foregoing, an “Additional Transaction”), the Company shall notify Apollo of such determination in writing. Promptly thereafter, upon the request of Apollo, the parties shall negotiate in good faith to agree upon appropriate additional services, compensation and indemnification for the relevant member of the Company Group to hire Apollo or its Affiliates for such services. No member of the Company Group may hire any Person, other than Apollo or its Affiliates, for any such services, unless all of the following conditions have been satisfied: (a) the parties are unable to agree after 30 days following receipt by Apollo of such written notice, (b) such other Person has a reputation that is at least equal to the reputation of Apollo in respect of such services, (c) 10 business days shall have elapsed after Company provides a written notice to Apollo of its intention to hire such other Person, which notice shall identify such other Person and shall describe in reasonable detail the nature of the services to be provided, the compensation to be paid and the indemnification to be provided, (d) the compensation to be paid is not more than Apollo was willing to accept in the negotiations described above, and (e) the indemnification to be provided is not more favorable to such other Person than the indemnification that Apollo was willing to accept in the negotiations described above. In the absence of an express agreement to the contrary, at the closing of Additional Transaction, the Company shall pay to Apollo a fee equal to 1.0% of the aggregate enterprise value paid or provided by the Company Group (including the aggregate value of (i) equity securities, warrants, rights and options acquired or retained, (ii) indebtedness acquired, assumed or refinanced and (iii) any other consideration or compensation paid in connection with such Additional Transaction).

Section 7.	Notices.

All notices, requests, consents and other communications hereunder shall be in writing and shall be deemed sufficient if personally delivered, sent by nationally-recognized overnight courier, by telecopy, or by registered or certified mail, return receipt requested and postage prepaid, addressed as follows:

if to Apollo, to:

Apollo Global Securities, LLC

c/o Apollo Management VII, L.P.

9 West 57th Street

New York, New York 10019

Attention:    Cindy Michel

Telecopier:  (212) 822-0524

with a copy to (which shall not constitute notice):

Paul, Weiss, Rifkind, Wharton & Garrison LLP

1285 Avenue of the Americas

New York, N.Y. 10019-6064

Attention:  John M. Scott, Esq.

Telecopier: (212) 751-4864

if to the Company, to it at:

c/o Apollo Management VII, L.P.

9 West 57th Street

New York, New York 10019

Attention:    Laurie Medley

Telecopier:  (212) 515-3288

with a copy to (which shall not constitute notice):

Paul, Weiss, Rifkind, Wharton & Garrison LLP

1285 Avenue of the Americas

New York, N.Y. 10019-6064

Attention:  John M. Scott, Esq.

Telecopier:  (212) 492-0574

or to such other address as the party to whom notice is to be given may have furnished to each other party in writing in accordance herewith. Any such notice or communication shall be deemed to have been received (i) in the case of personal delivery, on the date of such delivery, (ii) in the case of nationally-recognized overnight courier, on the next business day after the date when sent, (iii) in the case of telecopy transmission, when received, and (iv) in the case of mailing, on the third business day following that on which the piece of mail containing such communication is posted.

Section 8.	Benefits of Agreement.

This Agreement shall bind and inure to the benefit of Apollo, the Company, the Indemnified Parties and any successors to or assigns of Apollo, the Company and the Indemnified Parties; provided, this Agreement may not be assigned by either party hereto without the prior written consent of the other party, which consent will not be unreasonably withheld in the case of any assignment by Apollo and; provided, further, that no consent of any party shall be required for any assignment by Apollo to an Affiliate of Apollo. Upon Apollo’s request, the Company shall cause the other members of the Company Group to become parties hereto directly in order to avail themselves of the services hereunder.

Section 9.	Governing Law.

This Agreement shall be governed by, and construed, enforced and interpreted in accordance with, the laws of the State of New York, without giving effect to any law that would cause the laws of any jurisdiction other than the State of New York to be applied. Each of the parties hereto hereby (i) submits to the exclusive jurisdiction of any state court sitting in New York City or any federal court sitting in the Southern District of New York for the purpose of any action arising out of or relating to this letter agreement brought by any party hereto, (ii) agrees that all claims in respect of such action or proceeding shall be heard and determined only in any such court, (iii) agrees that it shall not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (iv) agrees not to bring any action or proceeding arising out of or relating to this letter agreement or any of the transactions contemplated by this letter agreement in any other court and (v) irrevocably waives, in any such action, any claim of improper venue or any claim that such courts are an inconvenient forum.

Section 10.	Headings.

Section headings are used for convenience only and shall in no way affect the construction of this Agreement.

Section 11.	Entire Agreement; Amendments.

This Agreement contains the entire understanding of the parties hereto with respect to its subject matter and supersedes any and all prior agreements, and neither it nor any part of it may in any way be altered, amended, extended, waived, discharged or terminated except by a written agreement signed by each of the parties hereto.

Section 12.	Counterparts.

This Agreement may be executed in counterparts, including via facsimile transmission or PDF copies sent by e-mail, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but and the same document.

Section 13.	Waivers.

Any party to this Agreement may, by written notice to the other party, waive any provision of this Agreement. The waiver by any party of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach.

Section 14.	Severability.

Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction will, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction will not invalidate or render unenforceable such provision in any other jurisdiction.

Section 15.	Definitions.

For purposes of this Agreement, the term “Affiliate” with respect to Apollo, shall include, without limitation, Apollo Investment Fund VII, L.P., Apollo Investment Fund (PB) VII, L.P., Apollo Overseas Partners VII, L.P., Apollo Overseas Partners (Delaware) VII, L.P., Apollo Overseas Partners (Delaware 892) VII, L.P., Apollo Advisors VII, L.P. and each of their respective affiliates (collectively, the “Funds”), the general partner of each of the Funds and each person controlling, controlled by or under common control with any of the foregoing persons. Furthermore, for purposes of this Agreement, the term “Person” shall mean an individual, partnership, limited liability partnership, corporation, limited liability company, association, joint stock company, trust, estate, joint venture, unincorporated organization or governmental authority (or any department, agency or political subdivision thereof). The words “include”, “includes” and “including” mean include, includes and including “without limitation”.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.

McGRAW-HILL GLOBAL EDUCATION HOLDINGS, LLC

By:
	Name:	David Kraut
	Title:	Vice President, Assistant Secretary & Treasurer

Signature Page to Transaction Fee Agreement

APOLLO GLOBAL SECURITIES, LLC

By:
	Name:	Cindy Michel
	Title:	Chief Compliance Officer & Vice President

Signature Page to Transaction Fee Agreement